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                                                                    EXHIBIT 10.5

                          BUZZTIME ENTERTAINMENT, INC.

                  RIGHT OF FIRST REFUSAL AND EXCHANGE AGREEMENT

                                  JUNE 8, 2001

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                  RIGHT OF FIRST REFUSAL AND EXCHANGE AGREEMENT

     THIS RIGHT OF FIRST REFUSAL AND EXCHANGE AGREEMENT (this "AGREEMENT") is made and entered into as of June 8, 2001 by and among BUZZTIME Entertainment, Inc., a Delaware corporation (the "COMPANY"), NTN Communications, Inc., a Delaware corporation ("NTN"), and Scientific-Atlanta Strategic Investments, L.L.C., a Delaware limited liability company (the "INVESTOR") and an indirect wholly-owned subsidiary of Scientific-Atlanta, Inc.

                                    RECITALS

A. The Company and the Investor have entered into a Series A Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith pursuant to which the Company desires to sell to the Investor and the Investor desires to purchase from the Company shares of Series A Preferred Stock and warrants to purchase shares of Series A Preferred Stock (the "WARRANTS").

B. A condition to the Investor's obligations under the Purchase Agreement is that the Company, NTN and the Investor enter into this Agreement in order to provide the parties with the opportunity to purchase and/or participate, upon the terms and conditions set forth in this Agreement, in subsequent sales by securities in the Company.

C. The Company and NTN desire to induce the Investor to purchase shares of Series A Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and conditions contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

     (a) "CAPITAL SECURITIES" means the Preferred Stock, the Common Stock and any securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock including options, warrants or other rights to subscribe for or purchase other securities that are convertible into or exchangeable for Common Stock. Capital Securities does not include the NTN common stock obtained pursuant to Section 4 hereof.

     (b) "CHANGE IN CONTROL" means the sale, conveyance, encumbrance or other disposal, or encumbrance of all or substantially all of the Company's assets or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company immediately prior to such event is transferred, provided that a Change in Control does not include a merger effected exclusively for the purpose of changing the domicile of the Company.

     (c) "COMMON STOCK" means the Company's common stock, $.001 par value per share.

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     (d) "COMPETITOR" means any Person that produces interactive game content for distribution to cable and satellite operators.

     (e) "INVESTOR SECURITIES" shall mean the Capital Securities now owned or subsequently acquired by the Investor whether or not such securities are only registered in an Investor's name or beneficiary or otherwise legally owned by such Investor.

     (f) "NTN'S SECURITIES" means the Capital Securities now owned or subsequently acquired by NTN.

     (g) "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities.

     (h) "PREFERRED STOCK" means the Company's Series A Preferred Stock, $.001 par value per share.

     (i) "QUALIFIED PUBLIC OFFERING" shall have the meaning set forth in the Certificate of Designation of Series A Preferred Stock of the Company.

     (j) "SELLING INVESTOR" shall mean the Investor or any of its transferees subject to this Agreement proposing to make a Transfer (as defined below) of Investor Securities, which such Transfer would be subject to the first refusal and co-sale rights of the Company and/or the Investors contained in this Agreement.

     (k) "SELLING INVESTOR SECURITIES" shall mean the Investor Securities the subject of a Transfer (as defined below) by a Selling Investor.

2. Restrictions on Transfer. No party may sell or engage in any transaction that will result in a change in the beneficial or record ownership of any Capital Securities held by such party, including without limitation a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (a "TRANSFER"), except as provided in this Agreement, and any such Transfer or attempted Transfer in contravention of this Agreement shall be void and ineffective for any purpose and shall not confer on any transferee or purported transferee any rights whatsoever.

3. Right of First Refusal.

     3.1 Notice of Transfer. If the Selling Investor intends, directly or indirectly, to Transfer any shares of the Selling Investor Securities to a Competitor, then the Selling Investor shall promptly give written notice (the "NOTICE") simultaneously to the Company and to each of the other persons party to this Agreement at least forty-five (45) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of the Selling Investor Securities to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

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     3.2 Company Right of First Refusal. For a period of ten (10) days following receipt of any Notice described in Section 3.1, the Company shall have the right to purchase all or a portion of the Selling Investor Securities subject to such Notice on the same terms and conditions as set forth therein. The Company's purchase right shall be exercised by written notice signed by an officer of the Company (the "COMPANY NOTICE") and delivered to the Selling Investor. The
Company shall effect the purchase of the Selling Investor Securities, including payment of the purchase price, not more than five (5) business days after delivery of the Company Notice, and at such time the Selling Investor shall deliver to the Company the certificate(s) representing the Selling Investor Securities to be purchased by the Company, each certificate to be properly endorsed for transfer. The Selling Investor Securities so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of Common Stock.

     3.3 NTN's Right of First Refusal. In the event that the Company does not elect to purchase all of the Selling Investor Securities available pursuant to its rights under Section 3.2 within the period set forth therein, the Selling Investor shall promptly give written notice (the "SECOND NOTICE") to NTN, which shall set forth the number of shares of the Selling Investor Securities not purchased by the Company and which shall include the terms of Notice set forth in Section 3.1. NTN shall then have the right, exercisable upon written notice to the Selling Investor (the "NTN NOTICE") within five (5) business days after the receipt of the Second Notice, to purchase the Selling Investor Securities subject to the Second Notice and on the same terms and conditions as set forth therein. NTN shall effect the purchase of the Selling Investor Securities, including payment of the purchase price, not more then five (5) business days after delivery of the NTN Notice, and at such time the Selling Investor shall deliver to NTN the certificate(s) representing the Selling Investor Securities to be purchased by NTN, each certificate to be properly endorsed for transfer.

4. Exchange to Common Stock of NTN.

     4.1 NTN Optional Exchange. Upon the earliest of (i) the inability of the Company to obtain additional equity financing of at least $2 million on or before June 8, 2002 (ii) the liquidation, dissolution or bankruptcy of the Company on or before June 8, 2002, (iii) the inability of the Company to complete a Qualified Public Offering by June 8, 2004 or (iv) a Change in Control of the Company on or before June 8, 2002 (each event under clauses (i), (ii), (iii) or (iv) being a "TRIGGER EVENT"), the Investor shall have the option ("NTN OPTIONAL EXCHANGE"), upon notice to the Company and NTN, to exchange Preferred Stock into the number of fully paid and nonassessable shares of NTN common stock (the "EXCHANGE SHARES") obtained by dividing the Series A Liquidation Preference (as defined in the Company's Series A Certificate of Designation filed with the Secretary of State of Delaware) by the average closing price of NTN's common stock for the twenty trading day period immediately preceding the on the date of notice to the Company on the principal securities exchange or trade market where such security is listed or traded or, if the foregoing does not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or if no closing price is reported for such security, the average of the closing prices of any market makers for such security as reported in the "pink sheets." If NTN's common stock cannot be calculated on such date as set forth above, the average closing price shall be determined in good faith by a majority decision of the Board of Directors of NTN. The Investor shall have the right to exercise the NTN Optional Exchange only once.

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     4.2 Mechanics of NTN Optional Exchange. During the period(s) beginning the date of a Trigger Event and ending 60 days after Investor's receipt of Company's notice of such Trigger Event or potential Trigger Event (which notice of a potential Trigger Event shall not be delivered to Investor more than 30 days before the occurrence of such Trigger Event), the Company may exercise its NTN Optional Exchange by delivering (i) the certificates evidencing such shares of Preferred Stock, (ii) written notice of exchange and proper assignment of such certificates to the Company or in blank and (iii) a certificate signed by an executive officer of Investor pursuant to Section 4.3, to the office of any transfer agent for the Preferred Stock or to any other office or agency maintained by the Company for that purpose. Each NTN Optional Exchange shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and the person or persons entitled to receive the NTN common stock deliverable upon conversion of the Preferred Stock shall be treated for all purposes as the record holder or holders of such NTN common stock at such time on such date. The Company shall, as soon as practicable after the surrender for exchange of certificates evidencing shares of Preferred Stock and compliance with the other conditions herein contained, deliver at the offices of such transfer agent to the person for whom such shares of Preferred Stock are so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of NTN common stock to which such person shall be entitled, together with a cash payment in respect of any fraction of a share of NTN common stock.

     4.3 Investor Representations and Warranties. On the date the Investor sends notice of exercise of its NTN Optional Exchange, an executive officer of the Company shall sign a certificate in which the Investor represents, warrants and covenants that at the time of the NTN Optional Exchange the following is true and correct:

     (a) The common stock of NTN (the "SECURITIES") to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of any applicable federal or any applicable state securities laws. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such party or to any third party with respect to the Securities. Investor has not seen or received any advertisement or general solicitation with respect to the Securities.

     (b) Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

     (c) Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Investor also represents it has not been organized for the purpose of acquiring the Securities. Investor acknowledges that it must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act or an exemption from registration is

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available. Investor also understands that there is no assurance that any exemption from registration under the Securities Act will ever be available and that, even if available, such exemption may not allow Investor to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Investor might propose.

     (d) Investor is an "accredited investor" within the meaning of Securities and Exchange Commission (the "SEC") Rule 501 of Regulation D, as then in effect.

     (e) Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as then in effect, understands the resale limitations imposed thereby and by the Securities Act, and understands that the Securities may not currently be resold in reliance upon SEC Rule 144.

     4.4 Legend. NTN hereby agrees to issue such shares of its common stock as required under this Section 4; provided that each certificate issued shall be endorsed with the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF DELAWARE, CALIFORNIA OR ANY OTHER STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION OR QUALIFICATION UNDER SUCH FEDERAL AND STATE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO NTN COMMUNICATIONS, INC. THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

5. Registration Rights.

     5.1 Registrable Securities. "REGISTRABLE SECURITIES" means all Exchange Shares now or hereafter owned or held by Investor.

     5.2 Registrations on Form S-3. NTN shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. The holders of at least thirty percent (30%) of the outstanding Registrable Securities (provided, in any event, that the estimated offering price of shares subject to such registration shall be at least $1,000,000) shall have the right at any time and from time to time to request a registration on Form S-3 (a "SHORT FORM REGISTRATION"); provided, that NTN shall not be required to effect a Short Form Registration more frequently than once during any 12 consecutive month period. Such requests shall be in writing and shall state the number of shares of Registrable Securities proposed to be disposed of and the intended method of distribution of such shares by the holders.

     5.3 Right to Defer Registration. NTN may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Short Form Registration if its Board of Directors determines, reasonably and in good faith, that such registration might have an adverse

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effect on any proposal or plan by NTN to engage in any acquisition, merger, consolidation, tender offer or any other material transaction; provided, that NTN may not postpone the filing or effectiveness of a registration statement pursuant to this subsection (c) more than twice during any period of 12 consecutive months.

     5.4 Right to Piggyback Registrations. If NTN proposes to register any of its securities under the Securities Act (other than a registration solely in connection with an employee benefit or stock ownership plan) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), NTN will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration (each, a "PIGGYBACK NOTICE"). Subject to subsection (e), NTN will include in such registration all shares of Registrable Securities that holders of Registrable Securities request NTN to include in such registration by written notice given to NTN within 5 days after the date of sending of the Piggyback Notice.

     5.5 Priority on Piggyback Registrations. If the managing underwriters in a Piggyback Registration advise NTN in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to NTN, NTN will include in such registration (i) first, the securities proposed to be sold by NTN, (ii) second, the Registrable Securities of the holders requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities requested to be included in such registration, and (iii) third, other securities requested to be included in such registration.

     5.6 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, NTN will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and will as expeditiously as possible:

     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, NTN will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of up to six months or until the holders of Registrable Securities have completed the distribution described in the registration statement relating thereto, whichever first occurs, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such

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registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, provided that NTN will not be required (a) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (b) to subject itself to taxation in any such jurisdiction, or (c) to consent to general service of process in any such jurisdiction;

     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by NTN are then listed and to be qualified for trading on each system on which similar securities issued by NTN are from time to time qualified;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investors of a majority of the shares of such Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities being sold;

     (i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of NTN, and cause NTN' officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

     (j) permit any holder of Registrable Securities that might be deemed, in the sole and exclusive judgment of such holder, to be an underwriter or a controlling person of NTN, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to NTN in writing, that in the reasonable judgment of such holder and his, her or its counsel should be included; and

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     (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, NTN will use its reasonable best efforts promptly to obtain the withdrawal of such order.

If any such registration statement refers to the Investor by name or otherwise as the holder of any securities of NTN and if, in the sole and exclusive judgment of the Investor, the Investor is or might be deemed to be a controlling person of NTN, the Investor shall have the right to require (a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to Investor, to the effect that the holding of such securities by Investor is not to be construed as a recommendation by Investor of the investment quality of NTN's securities covered thereby and that such holding does not imply that the Investor will assist in meeting any future financial requirements of NTN, or (b) in the event that such reference to Investor by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Investor; provided, that with respect to this clause (b) Investor shall furnish to NTN an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to NTN.

     5.7 Registration Expenses. The term "REGISTRATION EXPENSES" means any expenses incident to NTN's performance of or compliance with Section 5, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for NTN and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions, which shall be paid by Investor out of the proceeds of the offering) and the fees and expenses of any other persons retained by NTN; provided that aggregated expenses under this Section 5.7 in excess of $25,000 shall be paid by the holders of the Registrable Stock included in such registration.

     5.8 Payment. NTN shall pay the Registration Expenses in connection with Short Form Registrations and Piggyback Registrations. All other expenses shall be paid by the holders of the Registrable Securities included in such registration, pro rata among such holders on the basis of the number of shares of Registrable Securities of each such holder included in the registration.

     5.9 Indemnification by NTN. NTN agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, his, her or its general and limited partners, members, shareholders, officers and directors and each person who controls such person (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to NTN by such holder of Registrable Securities expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the

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Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     5.10 Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, such person will furnish to NTN in writing such information and affidavits as NTN reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify NTN, its directors and officers and each person who controls NTN (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by Investor in connection with such registration statement; provided, that the obligation to indemnify will be limited to the net amount of proceeds received by the holders from the sale of Registrable Securities pursuant to registration statement.

     5.11 Notice; Defense of Claims. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without his, her or its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     5.12 Contribution. If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligation to contribute will be limited to the amount by which the net amount of proceeds received by a holder of Registrable Securities from the sale of its Registrable

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Securities, as the case may be, exceeds the amount of losses, liabilities, damages and expenses that the Investor has otherwise been required to pay by reason of such statements or omissions.

     5.13 Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

     5.14 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the indemnification provisions of this Agreement, the provisions of the underwriting agreement shall control.

     5.15 Participation in Underwritten Registrations. No person may participate in any registration hereunder that is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     5.16 Market Stand-Off Agreement. Each holder of Registrable Securities hereby agrees, for a period of 180 days following the effective date of the first registration statement of NTN covering common stock (or other securities), and for 120 days following the effective date of any registration statement after the first registration statement, to be sold on behalf of NTN in an underwritten public offering (or for such shorter period as may be allowed by the managing underwriter or underwriters of such offering), not to sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any common stock held by it at any time during such period except common stock included in such registration or purchased on the open market. In order to enforce the foregoing covenant, NTN may impose stop-transfer instructions with respect to the Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     5.17 Transfer of Registration Rights. The rights of the Investor to cause NTN to register securities and keep information available and related rights, granted to the Investor by NTN under this Section 5 may be assigned to a transferee or assignee (a) who holds, subsequent to such transfer, at least 20% of the Registrable Securities or (b) is a partner, member, stockholder or affiliate of such Investor proposing to transfer Registrable Securities; provided that NTN is given written notice by Investor at least 30 days before such transfer and has the right to purchase such shares at the same price as the proposed transfer, and provided further, that the transferee or assignee of such rights has agreed in writing to comply with the obligations under this Agreement.

     5.18 Termination of Registration Rights. Section 5 of this Agreement shall terminate with respect to any holder of Registrable Securities on the earlier of
(a) four years after the date of this Agreement, (b) the date such holder can sell all of his/her/its Registrable Securities in any three month period pursuant to Rule 144 or (c) the date such holder holds Registrable Securities in an amount less than one percent of the outstanding shares of Common Stock.

6. Legend.

     (a) Each certificate representing Stock now or hereafter owned by NTN and Investor shall be endorsed with the following legend:

          "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND EXCHANGE AGREEMENT AMONG THE HOLDER OF THE SECURITIES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

     (b) Under no circumstances shall any Transfer of NTN's Securities subject hereto be valid until the proposed transferee thereof shall have executed and become a party to this Agreement and thereby shall have become subject to all of the provisions hereof; and regardless of any other provisions of this Agreement, no such Transfer of any kind shall in any event result in the non-applicability of the provisions hereof at any time to any of the NTN's Securities subject hereto.

     (c) NTN and Investor agree that the Company may instruct its transfer agent to impose transfer restrictions on the Stock represented by certificates bearing the legend referred to in Section 6(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

7. Miscellaneous.

     7.1 Termination. This Agreement, except for Section 5, shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any Transfer by NTN or the Investor in connection with any such event):

     (a) The closing of the Company's initial underwritten public offering of its Common Stock;

     (b) a Change in Control, unless the proposed consideration to be received by the Investor shall be less than the Series A Conversion Price in effect at such time (as defined in the Certificate of Designation of Series A Preferred Stock of Company); and

     (c) Five (5) years from the Closing (as defined in the Purchase Agreement).

     7.2 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). The rights of the Investor hereunder (other than the rights under SECTIONS 4 AND 5, which may only be transferred or assigned to an affiliate as defined in (b) below) may only be assigned to a transferee or assignee that (a) holds at least 250,000 shares of Preferred Stock (or Common Stock issuable upon conversion thereof) after giving effect to such transfer (as adjusted for stock splits and similar transactions) or (b) is an "affiliate" of such Investor as such term is defined under Rule 405 of the Securities Act; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement and all applicable transfer restrictions under the Securities Act.

     7.3 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company, NTN and Investor. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Company, the Investor and NTN, and each of their respective successors and assigns. The exercise or non-exercise of any of the rights of the Investor with respect to a sale of NTN's Securities shall not adversely affect their rights with respect to subsequent sales of NTN's Securities subject to this Agreement. Notices are deemed delivered when actually delivered to the address for notices. Notices must be given to parties at the address set forth on the signature page below, although any party may furnish, from time to time, other addresses for notices to it.

     7.4 Notices. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered (i) in person; (ii) by registered or certified mail, postage prepaid, return receipt requested; or (iii) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee.

     7.5 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement will not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof will be declared invalid or unenforceable, the remaining provisions will remain in full force and effect and will be construed in the broadest possible manner to effectuate the purposes hereof. If it is determined by a court of competent jurisdiction in any state that any restriction in this
Section is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

     7.6 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The parties consent to the jurisdiction of all federal and state courts in California.

     7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile signature page shall be deemed an original.

     7.8 Further Assurances. Each party agrees to cooperate fully with the other parties, to take such actions, to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     7.9 No Presumption. The parties acknowledge that each party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including without limitation Section 1654 of the California Civil Code or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

     7.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.11 Entire Agreement. This Agreement (together with its Exhibits and other documents referred to herein) is the complete and exclusive statement of agreement and understanding of the parties with respect to matters in this Agreement and is a complete and exclusive statement of the terms and conditions thereof. This Agreement replaces and supersedes all prior written or oral agreements, statements, correspondence, negotiations and understandings by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Agreement is binding on the parties.

     7.12 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies that such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

     7.13 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assignees, if any, any rights, obligations, or liabilities under or by reason of this Agreement.

     7.14 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     7.15 Single Attorney in Fact. All such affiliated entities or persons shall have a single attorney in fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                THE COMPANY

                                BUZZTIME Entertainment, Inc.

                                By:      /s/ V. Tyrone Lam
                                Name:    V. Tyrone Lam
                                Title:   President
                                Address: The Campus - 5966 La Place Court
                                         Carlsbad, California  92008
                                Phone:
                                Fax:

                                NTN

                                NTN Communications, Inc.

                                By:      /s/ Stanley B. Kinsey
                                Name:    Stanley B. Kinsey
                                Title:   Chairman and Chief Executive Officer
                                Address: The Campus - 5966 La Place Court
                                         Carlsbad, California  92008
                                Phone:
                                Fax:

                                INVESTOR

                                Scientific-Atlanta Strategic Investments, L.L.C.

                                By:      /s/ Wallace G. Haislip
                                Name:    Wallace G. Haislip
                                Title:   President
                                Address: 5030 Sugarloaf Parkway
                                         Lawrenceville, Georgia  30044
                                Phone:
                                Fax:

                                      S-1